Exhibit 99.1

Clipper Realty Inc. Announces Fourth Quarter 2022 Results

NEW YORK, March 16, 2023 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended December 31, 2022.

Highlights for the Three Months Ended December 31, 2022

●	Record quarterly revenues of $33.0 million for the fourth quarter of 2022
●	Quarterly income from operations of $6.8 million for the fourth quarter of 2022
●	Net operating income (“NOI”)[1] of $17.1 million for the fourth quarter of 2022
●	Quarterly net loss of $3.4 million for the fourth quarter of 2022
●	Quarterly adjusted funds from operations (“AFFO”)[1] of $4.7 million for the fourth quarter of 2022
●	Declared a dividend of $0.095 per share for the fourth quarter of 2022

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We continue to see strong demand for our New York City and Brooklyn based rental properties. Our revenue, occupancy, rent levels, new leases and renewals continue to exceed pre-pandemic levels. In the fourth quarter, we recorded record revenue of $33.0 million, NOI of $17.1 million and leased occupancy of 98.8% and our overall collection rate remains high at 96.2%, despite the reduction in state and local government pandemic related tenant support programs. We have a strong liquidity position with $30.7 million of cash on the balance sheet, consisting of $18.2 million of unrestricted cash and $12.5 million of restricted cash, and substantially all debt at our operating properties is fixed rate, none maturing until 2027. Additionally, we have substantially completed our 1010 Pacific Street development property on budget and have begun leasing in the fourth quarter for move-ins in the first half of 2023. Additionally, we have refinanced our construction loan with a new fixed rate loan that gives us potential for additional liquidity as the building fills up. We remain committed to executing our strategic initiatives to create long-term value.”

Financial Results

For the fourth quarter of 2022, revenues increased by $2.2 million, or 7.3%, to $33.0 million and $3.4 million, or 11.0% to $34.2 million excluding the effects of the new accounting standard discussed below. This compares to revenue of $30.8 million for the fourth quarter of 2021. Excluding the effects of the new accounting standard, residential revenue increased by $3.0 million, or 14.2%, due to higher rental rates and occupancy at all our properties; commercial income increased $0.4 million, or 4.3%, due to new commercial leases signed during 2022 and higher escalation billings at the 141 Livingston St property. Revenue in the fourth quarter of 2022 reflects implementation of a new accounting standard effective 2022 by which adjustments to receivables for collectability were made to revenue in the amount of $1.2 million; in the fourth quarter of 2021, such adjustments were made to operating expenses in the amount of a $0.4 million recovery.

For the fourth quarter of 2022, net loss was $3.4 million, or $0.10 per share compared to net loss of $6.2 million, or $0.16 per share, for the fourth quarter of 2021. The change was primarily attributable to the Company recording a charge of $2.7 million for the settlement of claims of tenant overcharges at the Tribeca House property during the fourth quarter of 2021, as well as our increased revenue discussed above partially offset by increased bad debt reserve, property operating costs, real estate taxes and general and administrative costs.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the fourth quarter of 2022, AFFO was $4.7 million, or $0.11 per share, compared to $4.4 million, or $0.10 per share, for the fourth quarter of 2021. As discussed above, the change was primarily attributable to our increased revenue discussed above being mostly offset by increased bad debt reserve, property operating costs, real estate taxes and general and administrative costs.

Balance Sheet

At December 31, 2022, notes payable (excluding unamortized loan costs) was $1,171.2 million, compared to $1,144.1 million at December 31, 2021. The increase primarily was due to borrowings to develop the 1010 Pacific Street property and complete the 953 Dean Street property acquisition partially offset by scheduled principal amortization payments.

1010 Pacific Refinance

On February 10, 2023 the Company refinanced its 1010 Pacific construction loan with a mortgage loan with Valley National Bank providing for maximum borrowings of $80 million. The loan provided initial funding of $60 million and a further $20 million subject to achievement of certain financial targets. The loan has a term of five years and an initial annual interest rate of 5.7% subject to reduction by up to 25 basis points upon achievement of certain financial targets. The loan is interest only for the first two years and principal and interest thereafter based on a 30-year amortization schedule.

Dividend

The Company today declared a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on March 27, 2023, payable April 5, 2023.

Conference Call and Supplemental Material

The Company will host a conference call on March 16, 2023, at 5:00 PM Eastern Time to discuss the fourth quarter 2022 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 880524. A replay of the call will be available from March 16, 2023, following the call, through March 30, 2023, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 880524. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the ongoing impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	December 31, 2022	December 31, 2021

ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	656,460	649,686
Tenant improvements	3,406	3,406
Furniture, fixtures and equipment	12,878	12,500
Real estate under development	142,287	97,301
Total investment in real estate	1,355,890	1,303,752
Accumulated depreciation	(184,781)	(158,002)
Investment in real estate, net	1,171,109	1,145,750

Cash and cash equivalents	18,152	34,524
Restricted cash	12,514	17,700
Tenant and other receivables, net of allowance for doubtful accounts of $321 and $7,905, respectively	5,005	10,260
Deferred rent	2,573	2,656
Deferred costs and intangible assets, net	6,624	7,126
Prepaid expenses and other assets	13,654	15,641
TOTAL ASSETS	$1,229,631	$1,233,657

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $9,650 and $12,898, respectively	$1,161,588	$1,131,154
Accounts payable and accrued liabilities	17,094	19,558
Security deposits	7,940	7,110
Below-market leases, net	18	53
Other liabilities	5,812	5,833
TOTAL LIABILITIES	1,192,452	1,163,708

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	88,829	88,089
Accumulated deficit	(74,895)	(61,736)
Total stockholders' equity	14,094	26,513

Non-controlling interests	23,085	43,436
TOTAL EQUITY	37,179	69,949

TOTAL LIABILITIES AND EQUITY	$1,229,631	$1,233,657

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
REVENUES
Residential rental income	$23,095	$21,253	$90,262	$85,771
Commercial rental income	9,914	9,523	39,484	36,958
TOTAL REVENUES	33,009	30,776	129,746	122,729

OPERATING EXPENSES
Property operating expenses	7,572	6,449	29,306	28,997
Real estate taxes and insurance	8,492	7,922	32,561	30,449
General and administrative	3,404	2,791	12,752	10,570
Transaction pursuit costs	-	-	506	60
Depreciation and amortization	6,764	6,794	26,985	25,762
TOTAL OPERATING EXPENSES	26,232	23,956	102,110	95,838

Litigation settlement and other	-	(2,730)	-	(2,730)

INCOME FROM OPERATIONS	6,777	4,090	27,636	24,161

Interest expense, net	(10,131)	(10,325)	(40,207)	(41,284)
Loss on extinguishment of debt	-	-	-	(3,034)
Gain on involuntary conversion	-	-	-	139

Net loss	(3,354)	(6,235)	(12,571)	(20,018)

Net loss attributable to non-controlling interests	2,084	3,873	7,807	12,431
Net loss attributable to common stockholders	$(1,270)	$(2,362)	$(4,764)	$(7,587)

Basic and diluted net loss per share	$(0.10)	$(0.16)	$(0.36)	$(0.51)

Weighted average common shares / OP units
Common shares outstanding	16,063	16,063	16,063	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	42,380	42,380	42,380

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,571)	$(20,018)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	26,779	25,536
Amortization of deferred financing costs	1,252	1,247
Amortization of deferred costs and intangible assets	687	707
Amortization of above- and below-market leases	(35)	(104)
Loss on extinguishment of debt	-	3,034
Gain on involuntary conversion	-	(139)
Deferred rent	(163)	(202)
Stock-based compensation	2,920	2,611
Bad debt expense	(236)	1,850
Transaction pursuit costs	-	60
Changes in operating assets and liabilities:
Tenant and other receivables	(310)	(5,108)
Prepaid expenses, other assets and deferred costs	(214)	(2,639)
Accounts payable and accrued liabilities	1,222	3,456
Security deposits	830	127
Other liabilities	(22)	404
Net cash provided by operating activities	20,139	10,822

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(45,450)	(35,531)
Insurance proceeds from involuntary conversion	-	150
Acquisition deposit	2,015	(2,015)
Cash paid in connection with acquisition of real estate	(8,041)	(40,548)
Net cash used in investing activities	(51,476)	(77,944)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(2,191)	(97,432)
Proceeds from mortgage notes	29,378	151,764
Dividends and distributions	(17,073)	(16,758)
Loan issuance and extinguishment costs	(335)	(7,260)
Net cash provided by financing activities	9,779	30,314

Net decrease in cash and cash equivalents and restricted cash	(21,558)	(36,808)
Cash and cash equivalents and restricted cash - beginning of period	52,224	89,032
Cash and cash equivalents and restricted cash - end of period	$30,666	$52,224

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$34,524	$72,058
Restricted cash	17,700	16,974
Total cash and cash equivalents and restricted cash - beginning of period	$52,224	$89,032

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$18,152	$34,524
Restricted cash	12,514	17,700
Total cash and cash equivalents and restricted cash - end of period	$30,666	$52,224

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $2069 and $1740 in 2022 and 2021, respectively	$38,989	$40,227
Non-cash interest capitalized to real estate under development	2,331	343
Additions to investment in real estate included in accounts payable and accrued liabilities	4,882	8,566

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
FFO
Net loss	$(3,354)	$(6,235)	$(12,571)	$(20,018)
Real estate depreciation and amortization	6,764	6,794	26,985	25,762
FFO	$3,410	$559	$14,414	$5,744

AFFO
FFO	$3,410	$559	$14,414	$5,744
Amortization of real estate tax intangible	121	120	481	481
Amortization of above- and below-market leases	(9)	(8)	(35)	(104)
Straight-line rent adjustments	57	(77)	(163)	(202)
Amortization of debt origination costs	313	313	1,252	1,247
Amortization of LTIP awards	856	665	2,920	2,611
Transaction pursuit costs	-	-	506	60
Loss on extinguishment of debt	-	-	-	3,034
Gain on involuntary conversion	-	-	-	(139)
Litigation settlement and other	-	2,730	-	2,730
Certain litigation-related expenses	-	100	188	299
Recurring capital spending	(50)	(46)	(326)	(205)
AFFO	$4,698	$4,356	$19,237	$15,556
AFFO Per Share/Unit	$0.11	$0.10	$0.45	$0.37

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA
Net loss	$(3,354)	$(6,235)	$(12,571)	$(20,018)
Real estate depreciation and amortization	6,764	6,794	26,985	25,762
Amortization of real estate tax intangible	121	120	481	481
Amortization of above- and below-market leases	(9)	(8)	(35)	(104)
Straight-line rent adjustments	57	(77)	(163)	(202)
Amortization of LTIP awards	856	665	2,920	2,611
Interest expense, net	10,131	10,326	40,207	41,284
Transaction pursuit costs	-	-	506	60
Loss on extinguishment of debt	-	-	-	3,034
Gain on involuntary conversion	-	-	-	(139)
Litigation settlement and other	-	2,730	-	2,730
Certain litigation-related expenses	-	100	188	299
Adjusted EBITDA	$14,566	$14,415	$58,518	$55,798

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
NOI
Income from operations	$6,777	$4,090	$27,636	$24,161
Real estate depreciation and amortization	6,764	6,794	26,985	25,762
General and administrative expenses	3,404	2,791	12,752	10,570
Transaction pursuit costs	-	-	506	60
Amortization of real estate tax intangible	121	120	481	481
Amortization of above- and below-market leases	(9)	(8)	(35)	(104)
Straight-line rent adjustments	57	(77)	(163)	(202)
NOI	$17,114	$16,440	$68,162	$63,458